SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          DATE OF REPORT: April 25, 2002

                                JORE CORPORATION

                000-26889                         81-0465233
        (Commission File Number)        (IRS Employer Identification No.)

                             A Montana Corporation

                    45000 Highway 93 South, Ronan, MT 59864

                                  406/528-4397

Item 5.  Other Events

Jore Corporation filed for Chapter 11 bankruptcy protection on May 22, 2001. Following receipt of the approval of the bankruptcy court, substantially all of the assets of the debtor were sold to Western Mortgage and Reality Company of Pasco, Washington in a transaction that closed on April 24, 2002.

The sales proceeds were distributed in partial payment of the secured debts of Jore Corporation, which ceased doing business April 24, 2002. Remaining assets of the debtor, if any, will be paid to its creditors, and in partial satisfaction of the expenses of the bankruptcy.

The Company, which has enjoyed record sales and earnings in 2002, will remain in Ronan, Montana.

The buyer, Western Mortgage and Realty Company is owned by Frank Tiegs and his partner Tim Tippett.

Mr. Tiegs owns and operates numerous business holdings, including agriculture, food processing, mortgage banking, real estate and manufacturing.

New Jore Corporation sees many synergies with Western Mortgages successful and diverse business operations.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. JORE CORPORATION


        April 25, 2002                       By:  /s/ Kelly Grove
                                             Kelly Grove
                                             Controller

About Jore Corporation

Jore Corporation is a leader in the design and manufacture of innovative power tool accessories and hand tools for the do-it-yourself and professional craftsman markets. Jore sells its products under the licensed Stanley brand, Ryobi and Porter Cable brands as well as under various private labels of the industry's largest retailers and power tool manufactures, including Sears, The Home Depot, Lowe's, Canadian Tire, Makita and more.